                                   EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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
                                               Three Months Ended   Six Months Ended
                                                 September 30,        September 30,
                                               ------------------   -----------------
                                                 1999      1998      1999      1998
                                                 ----      ----      ----      ----
Net Income                                     $ 26,730    51,236    61,695    94,051
                                               ========   =======   =======   =======

Weighted average shares outstanding             219,221   222,703   220,836   223,372

Reduction for common shares not yet
 released by Employee Stock Ownership Plan       11,841    13,392    12,043    13,575
                                               --------   -------   -------   -------

Total weighted average common shares
 outstanding for basic computation              207,380   209,311   208,793   209,797
                                               ========   =======   =======   =======

Basic earnings per share                       $    .13       .25       .30       .45
                                               ========   =======   =======   =======

Total weighted average common shares
 outstanding for basic computation              207,380   209,311   208,793   209,797

Common stock equivalents due to dilutive
 effect of stock options                          2,643     4,028     2,796     3,838
                                               --------   -------   -------   -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                        210,023   213,339   211,589   213,635
                                               ========   =======   =======   =======

Diluted earnings per share                     $    .13       .24       .29       .44
                                               ========   =======   =======   =======
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